NORTHEAST UTILITIES (PARENT)
                          BALANCE SHEET
                          AS OF SEPTEMBER 30, 1997
                          (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 1.1.1
PAGE 1 OF 2

                                                            PRO FORMA
                                                          GIVING EFFECT
                                             PRO FORMA     TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*   TRANSACTION


ASSETS

OTHER PROPERTY AND INVESTMENTS:
   INVESTMENTS IN SUB. CO'S
      AT EQUITY                 $2,323,774                  $2,323,774
   INVESTMENTS IN TRANSMISSION
      COMPANIES, AT EQUITY          21,191                      21,191
   OTHER, AT COST                      407                         407
                                ---------------------------------------
      TOTAL OTHER PROPERTY &
           INVESTMENTS           2,345,372           0       2,345,372

CURRENT ASSETS:
   CASH AND SPECIAL DEPOSITS            10      24,595 (a)      24,605
   NOTES REC. FROM AFF. CO'S        29,900                      29,900
   NOTES AND ACCOUNTS REC.             699                         699
   ACCOUNTS REC. FROM AFF. CO'S        641                         641
   PREPAYMENTS                         400                         400
                                ---------------------------------------------
      TOTAL CURRENT ASSETS          31,650      24,595          56,245
                                ---------------------------------------------

DEFERRED CHARGES:
   ACCUMULATED DEF. INCOME TAXES     2,173                       2,173
   UNAMORTIZED DEBT EXPENSE            267                         267
   OTHER                                47                          47
                                ---------------------------------------------
      TOTAL DEFERRED CHARGES         2,487           0           2,487
                                ---------------------------------------------
      TOTAL ASSETS              $2,379,509     $24,595      $2,404,104


*EXPLANATION AT FINANCIAL STATEMENT 1.2.1  PAGE 3 OF 3


                          NORTHEAST UTILITIES (PARENT)
                          BALANCE SHEET
                          AS OF SEPTEMBER 30, 1997
                          (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 1.1.1
PAGE 2 OF 2

                                                            PRO FORMA
                                                          GIVING EFFECT
                                             PRO FORMA     TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*   TRANSACTION


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                  $684,003                    $684,003
   CAPITAL SURPLUS,  PAID IN       933,080                     933,080
   DEF. BENEFIT PLAN - ESOP       (157,506)                   (157,506)
   RETAINED EARNINGS               701,707      (1,833)        699,874
                                ---------------------------------------------
   TOTAL COMMON STOCKHOLDER'S
          EQUITY                 2,161,284      (1,833)      2,159,451

   LONG-TERM DEBT,  NET            188,000                     188,000
                                ---------------------------------------------
      TOTAL CAPITALIZATION       2,349,284      (1,833)      2,347,451

CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK                 0      25,000 (a)      25,000
   ACCOUNTS PAYABLE                  1,939                       1,939
   ACCOUNTS PAYABLE TO AFF. CO'S       516                         516
   CURR. POR. OF LONG-TERM DEBT     16,000                      16,000
   ACCRUED INTEREST                  4,840       2,415 (b)       7,255
   ACCRUED TAXES                     6,356        (987)(c)       5,369
   OTHER                               130                         130
                                -----------------------   -------------------
      TOTAL CURRENT LIABILITIES     29,781      26,428          56,209


DEFERRED CREDITS:
   OTHER                               444                         444
                                ---------------------------------------------
      TOTAL DEFERRED CREDITS           444           0             444
                                ---------------------------------------------
      TOTAL CAPITALIZATION AND
            LIABILITIES         $2,379,509     $24,595      $2,404,104



*EXPLANATION AT FINANCIAL STATEMENT 1.2.1  PAGE 3 OF 3


                          NORTHEAST UTILITIES (PARENT)
                          INCOME STATEMENT
                          FOR 12 MONTHS ENDED SEPTEMBER 30, 1997
                          (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 1.2.1
PAGE 1 OF 3

                                                            PRO FORMA
                                                          GIVING EFFECT
                                             PRO FORMA     TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*   TRANSACTION


OPERATING REVENUE                       $0          $0              $0
                                ---------------------------------------------

OPERATING EXPENSES:
   OPERATION EXPENSE                 9,788         405 (a)      10,193
   FED. AND STATE INCOME TAXES     (10,834)       (987)(c)     (11,821)
   TAXES OTHER THAN INCOME TAXES        64                          64
                                ---------------------------------------------
 TOTAL OPERATING EXPENSES             (982)       (582)         (1,564)
                                ---------------------------------------------
OPERATING INCOME                       982         582           1,564
                                ---------------------------------------------
OTHER INCOME (LOSS):
   EQUITY IN EARNINGS OF SUBS.    (161,118)                   (161,118)
   EQUITY IN EARNINGS OF
     TRANSMISSION COMPANIES          3,019                       3,019
   OTHER, NET                        1,784                       1,784
                                ---------------------------------------------
      OTHER LOSS, NET             (156,315)          0        (156,315)
                                ---------------------------------------------
LOSS BEFORE INTEREST CHARGES      (155,333)        582        (154,751)
                                ---------------------------------------------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT       17,910                      17,910
   OTHER INTEREST                    1,807       2,415 (b)       4,222
                                ---------------------------------------------
  TOTAL INTEREST CHARGES            19,717       2,415          22,132
                                ---------------------------------------------

      NET INCOME                  (175,050)     (1,833)       (176,883)
                                ---------------------------------------------

EARNINGS FOR COMMON SHARES        (175,050)     (1,833)       (176,883)

EARNINGS PER COMMON SHARE            (1.36)                      (1.37)

COMMON SHARES OUTSTANDING
         (AVERAGE)              129,122,239                129,122,239

*EXPLANATION AT FINANCIAL STATEMENT 1.2.1  PAGE 3 OF 3


                          NORTHEAST UTILITIES (PARENT)
                          CAPITAL STRUCTURE AS OF SEPTEMBER 30, 1997
                          (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 1.2.1
PAGE 2 OF 3

                                                            PER BOOK
                                                           ADJUSTED TO
                                             PRO FORMA       REFLECT
                            %    PER BOOK   ADJUSTMENT      PRO FORMA    %

DEBT:
   NOTES PAYABLE TO BANK                $0     $25,000         $25,000
   LONG-TERM DEBT                  204,000                     204,000
                                ---------------------------------------------
       TOTAL DEBT           8.6%   204,000      25,000         229,000   9.6%

COMMON EQUITY:
   COMMON SHARES                   684,003                     684,003
   CAPITAL SURPLUS,  PAID IN       933,080                     933,080
   DEFERRED BENEFIT PLAN
       -ESOP                      (157,506)                   (157,506)
   RETAINED EARNINGS               701,707      (1,833)        699,874
                                ---------------------------------------------
TOTAL COMMON STOCKHOLDER'S
   EQUITY                  91.4% 2,161,284      (1,833)      2,159,451  90.4%
                                ---------------------------------------------
TOTAL CAPITAL             100.0%$2,365,284      23,167      $2,388,451 100.0%


                          EXPLANATION OF ADJUSTMENTS
                          (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 1.2.1 PAGE 3 OF 3

                                               DEBIT         CREDIT

(a)   CASH                                     $24,595
        OPERATION EXPENSE                          405
               NOTES PAYABLE TO BANK                           $25,000

To record the borrowing of up to the entire $25 million available to the company under the additional facility and related structuring fees and legal expenses.

(b)   OTHER INTEREST EXPENSE                     2,415
               ACCRUED INTEREST                                  2,415

To record interest expense on the additional proposed borrowing at LIBOR as of 11/10/97 [5.66%] + 4.00%
                  $25,000   x      9.66%   =                     2,415


(c)   ACCRUED TAXES                                987
               FEDERAL AND STATE INCOME TAX EXPENSE                987

To record the reduction in income taxes due to the higher expenses:
                   $2,820   x     35.00%   =                       987



Note: The journal entries above reflect an interest rate of LIBOR plus four percentage points which is the maximum under the LIBOR option that the Company is seeking for the duration of the Commission's Order in this docket. However, based on a LIBOR rate quote as of 11/10/97 of 5.66%, a borrowing spread of three percentage points (3.00%) as currently contemplated in the new revolver's terms and conditions, a structuring fee of $375,000 (1.50%), and estimated legal expenses of $30,000 (.12%) the effective cost of borrowing to NU on this new revolver would be 10.28%. The facility does not contain compensating balance requirements, however NU will be required to pay a commitment fee of 62.5 basis points on the unused portion of the facility.


                         NORTHEAST UTILITIES AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                         AS OF SEPTEMBER 30, 1997
                         (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 7.1.1
PAGE 1 OF 2
                                                          PRO FORMA
                                                        GIVING EFFECT
                                           PRO FORMA     TO PROPOSED
                                PER BOOK  ADJUSTMENTS*   TRANSACTION
ASSETS
UTILITY  PLANT,  AT COST:
   ELECTRIC                    $9,802,205                 $9,802,205
   OTHER                          189,561                    189,561
                               --------------------------------------------
                               $9,991,766                  9,991,766
   LESS: ACC.PROV. FOR DEPREC.  4,243,306                  4,243,306
                               --------------------------------------------
                                5,748,460          0       5,748,460
UNAMORT. PSNH ACQ. COSTS          424,641                    424,641
CONSTRUCT.  WORK IN PROGRESS      168,381                    168,381
NUCLEAR FUEL, NET                 195,796                    195,796
                               --------------------------------------------
      TOTAL NET UTILITY PLANT   6,537,278          0       6,537,278
                               --------------------------------------------
OTHER PROPERTY AND INVESTMENTS:
   NUC. DECOM. TRUSTS, AT MKT.    470,424                    470,424
   INVESTMENTS IN SUB. CO'S
      AT EQUITY                    90,804                     90,804
   INVESTMENTS IN TRANSMISSION
      COMPANIES, AT EQUITY         21,191                     21,191
   INVESTMENTS IN CHARTER OAK
      ENERGY, INC. PROJECTS        78,417                     78,417
   OTHER, AT COST                  84,183                     84,183
                               --------------------------------------------
      TOTAL OTHER PROPERTY &
           INVESTMENTS            745,019          0         745,019
CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS      213,084     24,595 (a)     237,679
   SPECIAL DEPOSITS                   669                        669
   RECEIVABLES, NET               365,409                    365,409
   ACCRUED UTILITY REVENUES       106,882                    106,882
   FUEL, MATERIALS AND SUPPLIES,
      AT AVERAGE COST             213,557                    213,557
   RECOV. ENERGY COST, NET --
      CURRENT PORTION              41,460                     41,460
   PREPAYMENTS AND OTHER           64,804                     64,804
                               --------------------------------------------
      TOTAL CURRENT ASSETS      1,005,865     24,595       1,030,460
                               --------------------------------------------
DEFERRED CHARGES:
   REGULATORY ASSETS:
      INCOME TAXES, NET           948,594                    948,594
      DEF. COSTS - NUC. PLANTS    200,438                    200,438
      UNREC. CONTRACTUAL OBLIGS   555,380                    555,380
      REC. ENERGY COSTS, NET      322,853                    322,853
      DEF. DEMAND SIDE MGMT.
          COSTS                    45,652                     45,652
      COGENERATION COST            42,269                     42,269
      OTHER                        96,279                     96,279
   UNAMORTIZED DEBT EXPENSE        39,912                     39,912
   OTHER                           72,478                     72,478
                               --------------------------------------------
      TOTAL DEFERRED CHARGES    2,323,855          0       2,323,855
                               --------------------------------------------
      TOTAL ASSETS             $10,612,017   $24,595     $10,636,612

*EXPLANATION AT FINANCIAL STATEMENT 7.2.1  PAGE 3 OF 3


                         NORTHEAST UTILITIES AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                         AS OF SEPTEMBER 30, 1997
                         (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 7.1.1 PAGE 2 OF 2

                                                          PRO FORMA
                                                        GIVING EFFECT
                                           PRO FORMA     TO PROPOSED
                                PER BOOK  ADJUSTMENTS*   TRANSACTION


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                 $684,003                   $684,003
   CAPITAL SURPLUS,  PAID IN      933,080                    933,080
   DEF. BENEFIT PLAN - ESOP      (157,506)                  (157,506)
   RETAINED EARNINGS              701,707     (1,833)        699,874
                               --------------------------------------------
   TOTAL COMMON STOCKHOLDER'S
          EQUITY                2,161,284     (1,833)      2,159,451

   PREF. STOCK NOT SUBJECT TO
          MANDATORY REDEMPTION    136,200                    136,200
   PREF. STOCK SUBJECT TO
          MANDATORY REDEMPTION    245,750                    245,750
   LONG-TERM DEBT               3,653,646                  3,653,646
                               --------------------------------------------
      TOTAL CAPITALIZATION      6,196,880     (1,833)      6,195,047

MINORITY INTEREST IN CONS. SUBS    99,855                     99,855
OBLIGATIONS UNDER CAP. LEASES     172,202                    172,202

CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK          150,000     25,000 (a)     175,000
   LONG-TERM DEBT AND PREF. STOCK
          CURRENT PORTION         279,396                    279,396
   OBLIGATIONS UNDER CAP. LEASES
          CURRENT PORTION          35,928                     35,928
   ACCOUNTS PAYABLE               322,207                    322,207
   ACCRUED TAXES                   41,656       (987)(c)      40,669
   ACCRUED INTEREST                63,162      2,415 (b)      65,577
   ACCRUED PENSION BENEFITS        88,099                     88,099
   NUCLEAR COMPLIANCE             100,160                    100,160
   OTHER                           99,242                     99,242
                               ----------------------   -------------------
      TOTAL CURRENT LIABILITIES 1,179,850     26,428       1,206,278


DEFERRED CREDITS:
   ACCUM. DEF. INCOME TAXES     1,958,684                  1,958,684
   ACCUM. DEF.INVEST.TAX CREDIT   161,238                    161,238
   DEF. CONTRACTUAL OBLIGATIONS   564,129                    564,129
   OTHER                          279,179                    279,179
                               --------------------------------------------
      TOTAL DEFERRED CREDITS    2,963,230          0       2,963,230
                               --------------------------------------------
      TOTAL CAPITALIZATION AND
            LIABILITIES        $10,612,017   $24,595     $10,636,612



*EXPLANATION AT FINANCIAL STATEMENT 7.2.1  PAGE 3 OF 3


                         NORTHEAST UTILITIES AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENT
                         FOR 12 MONTHS ENDED SEPTEMBER 30, 1997
                         (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 7.2.1
PAGE 1 OF 3

                                                          PRO FORMA
                                                        GIVING EFFECT
                                           PRO FORMA     TO PROPOSED
                                PER BOOK  ADJUSTMENTS*   TRANSACTION


OPERATING REVENUE              $3,792,342         $0      $3,792,342
                               --------------------------------------------

OPERATING EXPENSES:
   OPERATION
       FUEL, PURCH. AND NET
          INTERCHANGE POWER     1,274,969                  1,274,969
       OTHER                    1,193,967        405 (a)   1,194,372
   MAINTENANCE                    506,480                    506,480
   DEPRECIATION                   357,079                    357,079
   AMORT. OF REG. ASSETS, NET     133,596                    133,596
   FED. AND STATE INCOME TAXES    (30,943)      (987)(c)     (31,930)
   TAXES OTHER THAN INC. TAXES    251,160                    251,160
                               --------------------------------------------
TOTAL OPERATING EXPENSES        3,686,308       (582)      3,685,726
                               --------------------------------------------
OPERATING INCOME                  106,034        582         106,616
                               --------------------------------------------
OTHER INCOME (LOSS):
   DEF. NUCLEAR PLANTS RETURN
       OTHER FUNDS                  7,076                      7,076
   EQUITY IN EARNINGS OF REG.
       NUCLEAR GEN. AND TRANS.     11,803                     11,803
   OTHER, NET                       7,492                      7,492
   MIN. INT. IN INCOME OF SUB      (9,300)                    (9,300)
   INCOME TAXES                     6,601                      6,601
                               --------------------------------------------
      OTHER INCOME, NET            23,672          0          23,672
                               --------------------------------------------
INCOME BEFORE INTEREST CHARGES    129,706        582         130,288
                               --------------------------------------------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT     280,272                    280,272
   OTHER INTEREST                   6,277      2,415 (b)       8,692
   DEF. NUC. PLANTS RETURN
       BORROWED FUNDS             (13,306)                   (13,306)
                               --------------------------------------------
  INTEREST CHARGES, NET           273,243      2,415         275,658
                               --------------------------------------------

      LOSS BEFORE PREF. DIVIDEN  (143,537)    (1,833)       (145,370)
      PREF. DIVIDENDS OF SUBS      31,513                     31,513
                               --------------------------------------------
      NET (LOSS) / INCOME        (175,050)    (1,833)       (176,883)

EARNINGS FOR COMMON SHARES       (175,050)    (1,833)       (176,883)

EARNINGS PER COMMON SHARE           (1.36)                     (1.37)

COMMON SHARES OUTSTANDING
         (AVERAGE)             129,122,239               129,122,239

*EXPLANATION AT FINANCIAL STATEMENT 7.2.1  PAGE 3 OF 3


                         NORTHEAST UTILITIES AND SUBSIDIARIES
                         CAPITAL STRUCTURE AS OF SEPTEMBER 30, 1997
                         (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 7.2.1
PAGE 2 OF 3

                                                          PER BOOK
                                                         ADJUSTED TO
                                           PRO FORMA       REFLECT
                           %    PER BOOK  ADJUSTMENT      PRO FORMA    %

DEBT:
   NOTES PAYABLE TO BANK         $150,000    $25,000        $175,000
   LONG-TERM DEBT               3,902,792                  3,902,792
                               --------------------------------------------
       TOTAL DEBT         61.2% 4,052,792     25,000       4,077,792  61.3%

PREFERRED STOCK:
   NOT SUBJECT TO REDEMPTION      136,200                    136,200
   SUBJECT TO REDEMPTION          276,000                    276,000
                               --------------------------------------------
       TOTAL PREF. STOCK   6.2%   412,200          0         412,200   6.2%

COMMON EQUITY:
   COMMON SHARES                  684,003                    684,003
   CAPITAL SURPLUS,  PAID IN      933,080                    933,080
   DEFERRED BENEFIT PLAN
       -ESOP                     (157,506)                  (157,506)
   RETAINED EARNINGS              701,707     (1,833)        699,874
                               --------------------------------------------
TOTAL COMMON STOCKHOLDER'S
   EQUITY                 32.6% 2,161,284     (1,833)      2,159,451  32.5%
                               --------------------------------------------
TOTAL CAPITAL            100.0%$6,626,276     23,167      $6,649,443 100.0%


                         EXPLANATION OF ADJUSTMENTS
                         (THOUSANDS OF DOLLARS)
FINANCIAL STATEMENT 7.2.1
PAGE 3 OF 3

                                             DEBIT         CREDIT

(a)   CASH                                   $24,595
        OPERATION EXPENSE                        405
               NOTES PAYABLE TO BANK                         $25,000

To record the borrowing of up to the entire $25 million available to NU Parent under the additional facility and related structuring fees and legal expenses.


(b)   OTHER INTEREST EXPENSE                   2,415
               ACCRUED INTEREST                                2,415

To record interest expense on the additional proposed borrowing at LIBOR as of 11/10/97 [5.66%] +
    4.00%
                 $25,000   x      9.66%                        2,415


(c)   ACCRUED TAXES                              987
               FEDERAL AND STATE INCOME TAX EXPENSE              987

To record the reduction in income taxes due to the higher expenses:
                  $2,820   x     35.00%                          987